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                                                               EXHIBIT (b)(6)(b)


                    LIFE INSURANCE COMPANY OF THE SOUTHWEST



         AND FURTHER BE IT RESOLVED, that the BYLAWS OF THE COMPANY are hereby restated incorporating all prior amendments as follows:

                                   ARTICLE I
                                NAME AND OFFICES

         Section 1. The name of this corporation and the location of its Home Office shall be such as is provided in the Articles of Incorporation, as amended.

         Section 2. An Executive Office of the Company may be located in the City of Dallas, Dallas County, Texas.

         Section 3. Branch Offices for the transaction of the business of the corporation may be located at such other places as the Board of Directors shall from time to time determine.

                                   ARTICLE II
                      CAPITAL STOCK AND STOCK CERTIFICATES

         Section 1. The amount of the capital stock shall be as provided in the Articles of Incorporation, as amended.

         Section 2. All certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal.

         Section 3. Transfers of stock shall be made only on the books of the corporation in accordance with the Texas Uniform Stock Transfer Act.

         Section 4. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof of such loss or destruction and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation.

                                  ARTICLE III
                             STOCKHOLDERS MEETINGS

         Section 1. The Annual Meeting of the Stockholders of this Company may be held at any convenient time during the month of April of each year.

         Section 2. The Chief Executive Officer, President or a majority of the Board of Directors may convene the stockholders in a special meeting on their own motion; or upon the written





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request of stockholders representing a majority of the capital stock of the
Company, the Chief Executive Officer shall convene the stockholders in a special meeting.

         Section 3. The Chief Executive Officer, President or the Secretary or an Assistant Secretary of the Company shall notify each stockholder of the date of each Annual or any Special Meeting a sufficient time in advance thereof to comply with any statutory requirement with reference to business to be transacted thereat, and if no different statutory period is prescribed, such notice shall be given at least ten (10) days in advance thereof by depositing in the United States Mails such notice directed to the last known address of the shareholder for whom it is intended as shown on the Company's record of stockholders. The notice required hereby may be waived by any person entitled to such notice.

         Section 4. The Chief Executive Officer or in his absence the President, shall preside at all meetings of stockholders. In the event of the absence of the Chief Executive Officer and President, a Chairman may be elected from among those present. The Secretary of the Company, if present, shall act as Secretary for the meeting of stockholders, and in the absence of the Secretary any other officer of the Company designated by the President may act as Secretary for the meeting of stockholders, and in the event the President fails to do so, a Secretary may be elected from among those present.

         Section 5. At every meeting of stockholders, each stockholder shall be entitled to cast one vote for each share of stock standing in his name on the stock records of the Company and to cast an equivalent fractional vote for each fractional share, if any, standing in his name. Cumulative voting in the election of directors is expressly prohibited. Votes may be cast either in person or by proxy, provided, however, all proxies shall be in writing and shall be filed with the Secretary of the meeting.

         Section 6. A quorum for the transaction of any business at any meeting of stockholders shall consist of stockholders representing a simple majority of the number of issued shares of capital stock (either in person or by proxy) ; but the stockholders present at any meeting, though less than a quorum, may adjourn the meeting to a future date.

         Section 7. The stockholders shall have power, by a majority vote at any meeting, to remove from office, for cause, with or without notice, any director or officer.

                                   ARTICLE IV
                                   DIRECTORS

         Section 1. The business and property of the corporation shall be managed by a Board of Directors who shall be elected annually by a vote of the stockholders. Said Board shall consist of not less than five (5) members. Subject to the limitation specified above, the number of Directors shall be determined by resolution of the stockholders at any annual meeting or at any special meeting called for that purpose. A Director need not be a stockholder of the corporation.





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         Section 2.  A meeting of the newly elected Directors shall be held at the earliest practicable time following the Annual Meeting of stockholders at which such directors are elected, and additional directors meetings shall be held at such times and places as shall be determined by the Chairman of the Board or the Chief Executive Officer or by as many as three members of the Board of Directors from time to time.

         Section 3. Notice of all Regular and Special Meetings shall be given each Director at least three days prior to the time fixed for the meeting. By unanimous consent of the Directors, Special Meetings of the Board may be held without notice at any time an d place. Notice may be waived by any individual director.

         Section 4. A quorum for the transaction of business at any Regular or Special Meeting of the directors shall consist of a majority of the then elected and qualified directors; but a majority of those present at any Regular or Special Meeting shall have power to adjourn any such meeting to a future time. The directors shall elect the officers of the corporation. Any officer may be removed at any time for any reason by a two-thirds vote of the full Board of Directors.

         Section 5. Vacancies in the Board of Directors may be filled for the unexpired terms by the remaining directors at any Regular or Special Meeting of the directors.

         Section 6. The directors may elect from their number an Executive Committee to consist of the Chief Executive Officer and two or more other members. The Chief Executive officer shall serve as Chairman, if unable to serve, the Committee shall elect from their members a Chairman. The Committee may exercise all of the powers vested in the Board of Directors except such as are required to be exercised by the Board of Directors under the statutes of the State of Texas and, without limiting the foregoing, such Committee shall act as a salary committee with respect to all officers and employee directors of the corporation with full power to fix salaries and compensation of such officers and employee directors; provided, however, that the Board of Directors may place such limitation upon the Executive Committee as the Board may by majority vote impose. Such Committee shall meet upon call of the Chief Executive Officer or Chairman of the Committee at time and places designated in the call. The Committee shall keep minutes of its meetings in a book used for such purpose. A majority of the members of the Committee shall constitute a quorum for the transaction of business.

         Section 7. The corporation shall indemnify each Director and officer of the corporation, whether or not then in office, and his heirs, executors and administrators, against all costs and expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a Director or an officer of the corporation, whether the claim asserted against him is based on matters which occurred prior to or subsequent to the adoption of this Bylaw. Such costs and expenses shall include, but shall not be limited to, attorneys' fees and all amounts paid or payable to him (other than amounts paid or payable to the corporation itself) pursuant to any judgment or any reasonable settlement agreement. The corporation shall not, however, indemnify any Director or officer or his heirs, executors or administrators, with respect to such





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matters as to which he shall be finally adjudged in such action, suit or proceeding or (in the case of a settlement) as to which he shall have been determined by the Board of Directors of the corporation (in the event a Director is involved, he shall not be entitled to vote on the matter) to have been guilty of gross negligence or willful misconduct in performance of his duty as such Director or officer. The foregoing right of indemnification shall not be exclusive of other rights to which any Director or officer shall be entitled as a matter of law.

                                   ARTICLE V
                                    OFFICERS

         Section 1. The officers of this corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, one of whom may be designated Executive Vice President, a Treasurer, and a Secretary. The remuneration of such officers shall be fixed by the Executive Committee of the Board of Directors pursuant to Section 6 of Article IV hereof or by the Board of Directors. In addition, there may be one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Agency Directors, and such other officers as the directors may deem advisable, all of whose duties shall be such as may be prescribed by these By-Laws, by resolution of the Board of Directors or by the Chief Executive Officer, President or a Vice President of the Company. One individual may hold more than one office at the same time, except that the same person may not be President and Secretary at the same time. No one shall be eligible to the office of President who is not a director of the corporation.

         Section 2. The Chairman of the Board shall preside at all meetings of the directors, or in the event of his absence, the Chief Executive Officer or in the absence of both, the President, shall preside in that order. If none of these named be present, then a presiding officer may be chosen from those present.

         Section 3. The Chief Executive officer shall preside at stockholders' meetings, and shall have general supervision over the affairs of the corporation and may perform special duties when specifically delegated to him by the Board of Directors. The Chief Executive Officer or the President or any Vice President to whom the Chief Executive Officer or President delegates shall have authority to execute contracts, deeds, assignments, releases, and all instruments appropriate in the conduct of the business of the Company.

         Section 4. The President shall supervise the day to day operations of the Company. In the absence or disability of the Chief Executive Officer, he shall preside at stockholders' meetings and perform any of the other duties of the Chief Executive Officer.

         Section 5. The Executive Vice President, if there be one, shall act in the absence or disability of the President, and perform such other duties as are delegated to him by the Board of Directors, and in the event there is no Executive Vice President, a Vice President designated by the Board of Directors shall act in the absence or disability of the President. All Vice Presidents shall perform such duties as are delegated to them by the Board of Directors.





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         Section 6.  The Secretary or an Assistant Secretary shall issue notices of all directors and stockholders meetings, and shall attend and keep the minutes of same; shall have charge of all corporate books, records and papers, shall be custodian of the corporate seal; shall attest with his signature and impress with the corporate seal all resolutions passed by the Directors or Stockholders, and all written instruments to which the corporation may be a party, and shall perform such other duties as are incident to the office, or delegated thereunto by the Board of Directors.

         Section 7. Each Assistant Secretary shall be under the general supervision of the Secretary and shall perform such duties as are incident to his office or delegated to him by the Board of Directors, and shall act in the absence or disability of the Secretary to the extent he is designated to do so by the President or the Board of Directors.

         Section 8. The Treasurer, if one is elected, shall have custody of all money and securities of the corporation and shall perform such other duties as are incident to his office or delegated to him by the Board of Directors.

         Section 9. Each Assistant Treasurer shall be under the general supervision of the Treasurer, and shall perform such duties as are incident to his office or delegated to him by the Board of Directors, and shall act in the absence or disability of the Treasurer.

         Section 10. Each Assistant Vice President shall be under the general supervision of the Executive Vice President or such other Vice President as may have been designated by the Board of Directors, and shall perform such duties as are incident to his office or delegated to him by the Board of Directors.

         Section 11. Each Agency Director shall perform such duties as shall be delegated to him by the Board of Directors or the President, and as may be fixed by any written contract with the Company.

         Section 12. In the event the Board of Directors shall deem it advisable to have other officers of the corporation, the Board shall designate the duties of any such office by a resolution duly passed.

                                   ARTICLE VI
                          DIVIDENDS AND CORPORATE SEAL

         Section 1. The Board of Directors shall have authority to declare dividends subject to such limitations as are imposed by statute.

         Section 2. The seal of the corporation shall consist of a circle within which shall be inscribed the name and address of the Company.





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                                WRITTEN CONSENT
                           OF THE SOLE SHAREHOLDER OF
                    LIFE INSURANCE COMPANY OF THE SOUTHWEST

         Pursuant to Article 9.10 A. of the Texas Business Corporation Act, the undersigned, being the sole shareholder of Life Insurance Company of the Southwest (the "Company"), hereby consents to, approves, and adopts the following resolution, which resolution shall have the same force and effect as if adopted at a regular meeting of the shareholder of the Company, duly called and held for the purpose of acting upon proposals to adopt such resolution:

         RESOLVED, that effective March 1, 1994, the By-laws of the Company shall be amended by deleting Section 1 in Article III in its entirety and replacing it with the following:

                                  ARTICLE III
                              STOCKHOLDERS MEETING

         Section 1. An annual meeting of the stockholders shall be held at the principal office of the Company, or at such place as may be designated in the notice of the meeting, not earlier than January 1 nor later than April 30 of each and every year, the exact date, time and place thereof to be fixed by the Board of Directors from year to year.

         IN WITNESS WHEREOF, the undersigned has set his hand effective as of the 1st day of March, 1994.


                        INSURANCE INVESTORS LIFE INSURANCE COMPANY

                        By: /s/ WHM
                            --------------------------------
                            Wade H. Mayo, President

                            being the sole shareholder of LIFE INSURANCE
                            COMPANY OF THE SOUTHWEST





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